                            EXTENDED AND CONSOLIDATED
                                PLEDGE AGREEMENT

         AGREEMENT made effective as of the 23rd of day May, 1992, between JRG INVESTMENT CO., INC., a Nevada corporation, referred to herein as the "Pledgor" and M.S. HOLDING CO. CORP., a Nevada corporation referred to herein as the "Secured Party".

         WHEREAS, Pledgor executed a pledge agreement and that note in the original amount of $1,686,471.18 Dated May 23, 1991 to Syntek Finance Corporation and due May 23, 1992 (the "Syntek Loan"), which was sold to American Realty and further sold to Secured Party;

         WHEREAS, Pledgor executed a pledge agreement and that note in the original amount of $3,313,528.82 Dated May 23, 1991 to International Health Products, Inc. and due May 23, 1992 (the "International Loan") as sold to Secured Party;

         WHEREAS, to induce Secured Party to extend and accrue the Syntek Loan and the International Loan (together the "Loan"), the Pledgor has agreed to execute an extended and consolidated note and continue the pledge of certain stock as security and will transfer to Secured Party 436,363 shares of Medical Resource Companies of America, a Nevada corporation ("Medical Resource");

         WHEREAS, to induce Secured Party to reduce the interest rate in the Extended and Consolidated Promissory Note, Pledgor will deposit with the Secured Party 2,281,818 shares of common stock of Medical Resource.

         NOW THEREFORE, in consideration of the extension of the Prior Notes, and for other valuable consideration, the receipt of which is hereby acknowledged, Pledgor agrees with Secured Party as follows:

         1. Event of Default. The term "Event of Default" means (a) the occurrence of any Event of Default under the Note (hereinafter defined).

         2. Pledge. Upon the terms hereof, Pledgor hereby pledges and grants to Secured Party a first lien on and security interest (the "Security Interest") in and to all of the right, title and interest of Pledgor in and to all of the following instruments and property (all of the following being herein sometimes called the "Collateral"):

                  (a) (i) 905,557 shares of the issued and outstanding Series A preferred stock of Medical Resource, together with all certificates, options, rights or other distributions issued as an addition to, in substitution or in exchange for, or on account of, any such shares, as represented by a true and


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         correct copy of certificate NO. P0009 (the "Preferred Certificates", whether one or more) being held in trust for the Secured Party and incorporated herein by reference representing 905,557 shares of the Series A preferred stock of Medical Resource, the originals of this certificate having been deposited with a trustee or the Secured Party simultaneously with the Pledgor's execution hereof, (ii) 3,550,000 shares of the issued and outstanding common stock of Medical Resource, together with all certificates, options, rights or other distributions issued as an addition to, in substitution or in exchange for, or on account of, any such shares, as represented by a true and correct copy of certificates NO. 3687, 3688, 3689, 3690, 3691 (the "Converted Certificates", whether one or more) being held in trust for the Secured Party and incorporated herein by reference representing 3,550,000 shares of the common stock of Medical Resource, the originals of the Certificate having been deposited with a trustee or the Secured Party simultaneously with the Pledgor's execution hereof (iii) 2,281,818 shares of the issued and outstanding common stock of Medical Resource, together with all certificates, options, rights or other distributions issued as an addition to, in substitution or in exchange for, or on account of, any such shares, as represented by a true and correct copy of certificates NO. __________________________ (the "New Certificates", whether one or more, and known together with the Preferred Certificates and the Converted Certificates as the "Certificates") being held in trust for the Secured Party and incorporated herein by reference representing 2,281,818 shares of the common stock of Medical Resource, the originals of the Certificate having been deposited with a trustee or the Secured Party simultaneously with the Pledgor's execution hereof; and (iv) a note payable to Pledgor from Professional Investors Insurance Group, Inc. in the amount of Six Hundred Thousand Dollars ($600,000), and all of the security therefor;

                  (b) All securities and other property, rights or interests of any description at any time issued or issuable as an addition to, in substitution or exchange for, with respect to, incident to or in lieu of such shares described in Sections 2(a) hereof or with respect to, incident to or in lieu of the Collateral (i) due to any dividend, stock-split, stock dividend or distribution on dissolution, on partial or total liquidation, or other corporate reorganization, or for any other reason; (ii) in connection with a reduction of capital, capital surplus or paid-in surplus; or (iii) in connection with any spin-off, split-off, reclassification, readjustment, merger, consolidation, sale of assets, combination of shares or any other plan of distribution affecting the companies which have issued the shares described in
         Section 2(a) hereof;


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                  (c) Any subscription or other rights or options issued in
         connection with the shares described in Sections 2 (a) hereof, including, but not limited to preemptive rights and, if exercised by the Pledgor, all new shares or other securities so acquired by the Pledgor, which shall immediately be assigned and delivered to Secured Party and held under the terms of this agreement (the "Pledge Agreement") in the same manner as the shares originally pledged hereunder;

                  (d) Any and all proceeds, monies, income and benefits arising from or by virtue of, and all dividends and distributions (cash or otherwise) payable and/or distributable with respect to, all or any of the shares or other securities and rights and interests described herein.

         3. Obligations Secured. This Pledge Agreement and the Security Interest granted hereby secure the prompt repayment of that certain extended and consolidated promissory note executed by Pledgor of even date herewith (the "Note").

         4. Warranties. Pledgor represents, warrants, covenants and agrees to and with Secured Party that: (a) Pledgor is the legal and beneficial owner of the Collateral; (b) the Collateral is duly authorized and issued, fully paid, and nonassessable; (c) no dispute, right of setoff, counterclaim or defense exists with respect to all or any part of the Collateral; (d) all of the shares of the Collateral are owned by the Pledgor free of any pledge, mortgage, hypothecation, lien, charge, encumbrance or security interest or purchase right or option on the part of any third person in such shares or the proceeds thereof, except the Security Interest and those restrictions legended on the stock certificate which restrictions Pledgor acknowledges are operative only so long as no Event of Default has occurred; (e) there are no restrictions upon the transfer of any of the shares constituting the Collateral, other than those which are operative only so long as no Event of Default has occurred and which appear on the face of the Certificates; (f) the Pledgor has the full power, authority and legal right to transfer and pledge the Collateral free of any encumbrances and without obtaining the consent of the other shareholders of the issuer of the Collateral; (g) the execution and delivery of this Pledge Agreement, and the performance of its terms, will not result in any violation of any provision of the Pledgor's certificate of incorporation or bylaws, or violate or constitute a default under the terms of any agreement, indenture or other instrument, license, judgment, decree, order, law, statute, ordinance or other governmental rule or regulation, applicable to the Pledgor or any of its property; (h) this Pledge Agreement has been duly authorized, executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and, to the extent that such instruments


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require or may require, enforcement by a court of equity, such principles of equity as the court may have jurisdiction to impose; and (i) upon delivery of the Collateral to the Secured Party, this Pledge Agreement will create a valid and perfected first priority lien upon, and security interest in, the Collateral and the proceeds thereof, securing the payment of the Note. The delivery at any time by the Pledgor to the Secured Party of Collateral shall constitute a representation and warranty by the Pledgor under this Pledge Agreement that, with respect to such Collateral and each item thereof: (1) Pledgor is the owner of the Collateral; and (2) the matters heretofore warranted in clauses (a) through (i) of this section are true and correct.

         5. Covenants. Pledgor further covenants and agrees: (a) from time to time promptly to execute, assign, endorse and deliver to Secured Party all applications, acceptances, stock powers, chattel paper, documents, instruments or other evidences of payment or writing constituting or relating to any of the Collateral, and all such other assignments, certificates, supplemental writings, and financing statements and do all other acts or things as Secured Party may reasonably request in order more fully to evidence and perfect the Security Interest; (b) promptly to furnish Secured Party with any information or writings which Secured Party may reasonably request concerning the Collateral; (c) to allow Secured Party to inspect all records of Pledgor relating to the Collateral or to the Note, and to make and take away copies of such records during normal business hours; (d) promptly to notify Secured Party of any change in any fact or circumstance warranted or represented by Pledgor in this Pledge Agreement or in any other writing furnished by Pledgor to Secured Party in connection with the Collateral or the Note; (e) promptly to notify Secured Party of any claim, action or proceeding affecting title to the Collateral, or any part thereof, or the Security Interest, and at the request of Secured Party, appear in and defend, at Pledgor's expense, any such action or proceeding; (f) promptly to pay to Secured Party the amount of all court costs and reasonable attorneys' fees incurred by Secured Party hereunder; (g) except to the extent prohibited by applicable law, pay all reasonable expenses incurred in the custody, preservation, use or operation of the Collateral; and (h) promptly to deliver to Secured Party, in the exact form received, all securities and other property described in Section 2(b), Section 2(c) and Section 2(d) hereof which comes into the possession, custody or control of the Pledgor. Pledgor further covenants and agrees that, without the prior written consent of Secured Party, Pledgor shall not (x) sell, assign or transfer Pledgor's rights in the Collateral, or (y) create any other lien or security interest in, or otherwise encumber any of the Collateral, or permit any of the Collateral ever to be or become subject to any lien, attachment, execution, sequestration, other legal or equitable process, or any lien or encumbrance of any kind. Pledgor further agrees that it will (1) cause the issuers of the Collateral not to issue any stock or other securities in addition to or in substitution for the Collateral issued by the issuer, except


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to the Pledgor, and (2) pledge hereunder, immediately upon its acquisition
(directly or indirectly) thereof, any and all additional shares of stock or other securities of the Collateral. All assignments and endorsements by the Pledgor shall be in such form and substance as may be satisfactory to the Secured Party. Should any covenant, duty or agreement of the Pledgor fail to be performed in accordance with its terms hereunder, the Secured Party may, but shall never be obligated to, perform or attempt to perform such covenant, duty or agreement on behalf of the Pledgor, and any amount expended by the Secured Party in such performance or attempted performance shall become part of the Note, except to the extent prohibited by applicable law, and, at the request of the Secured Party, or unless otherwise agreed, the Pledgor agrees to pay such amount promptly to the Secured Party.

         6. Adjustments and Distributions Concerning Collateral. Should the Collateral, or any part thereof, ever be converted in any manner by its issuer into another type of property or any money or other proceeds ever be paid or delivered to Pledgor as a result of Pledgor's rights in the Collateral, then in any such event (except as provided in Section 7 hereof), all such property, money and other proceeds shall immediately be and become part of the Collateral, and Pledgor covenants to pay forthwith and deliver all such property, money or other proceeds so received to Secured Party; and, if Secured Party deems it necessary and so requests, to endorse properly or assign any and all such other proceeds to Secured Party and to deliver to Secured Party any and all such other proceeds which require perfection by possession under the Uniform Commercial Code in effect in the State of Texas or other appropriate jurisdiction (the "UCC"). With respect to any of such property of a kind requiring an additional security agreement, financing statement or other writing to perfect a security interest therein in favor of Secured Party, Pledgor will forthwith execute and deliver to Secured Party whatever Secured Party shall deem necessary or proper for such purpose.

         7. Cash Dividends. Unless an Event of Default shall have occurred, the Pledgor shall be entitled to receive for its own use cash dividends on the Collateral paid out of earned surplus. Upon the occurrence of an Event of Default, the Secured Party may require any such cash dividends to be delivered to the Secured Party as additional Collateral hereunder or applied toward repayment of the Note.

         8. Registration of Collateral in Name of Secured Party. After an Event of Default, the Secured Party, at its option, may have any or all of the Collateral registered in its name or that of its nominee including any "clearing corporation" or "custodian bank" as defined in the UCC and any nominee of any of the foregoing, and the Pledgor hereby covenants that, upon the Secured Party's request, the Pledgor will cause the issuer of the Collateral to effect such registration. Immediately after an Event of Default and with or


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


without notice, whether or not the Collateral shall have been registered in the name of the Secured Party or its nominee, the Secured Party or its nominee shall have, with respect to the Collateral, the right to exercise all voting rights and all other corporate rights and all conversion, exchange, subscription or other rights, privileges or options pertaining thereto as if it were the absolute owner thereof, including, without limitation, the right to exchange any or all of the Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, or upon the exercise by such issuer of any right, privilege, or option pertaining to any of the Collateral, and, in connection therewith, to deliver any of the Collateral to any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it; but the Secured Party shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so, delay in doing so, or depreciation in the value of the Collateral by reason of doing so.

         9. Default. Upon the occurrence of an Event of Default, in addition to any and all other rights and remedies which Secured Party may then have hereunder, under the UCC or otherwise, Secured Party may at its discretion and without notice to the Pledgor do any one or more of the following, without liability except to account for property actually received by it, and Pledgor agrees that it is commercially reasonable for Secured Party to do any of the following: (a) declare the entire unpaid balance of principal of and all accrued, unpaid interest on the Note immediately due and payable without notice, including without limitation, notice of acceleration and notice of intent to accelerate, demand, or presentment, which are hereby waived; (b) transfer to or register in its name or the name of its nominee (if the same has not already been done) any of the Collateral with or without indication of the security interest herein created, and whether or not so transferred or registered, receive the income, dividends and other distributions thereon and hold them or apply them to the Note in any order of payment; (c) exercise or cause to be exercised all voting and corporate powers with respect to any of the Collateral so registered or transferred, including all rights to conversion, exchange, subscription or any other rights, privileges or options pertaining to such Collateral, as if the absolute owner thereof; (d) insure any of the Collateral;
(e) exchange any of the Collateral for other property upon a reorganization, recapitalization or other readjustment and, in connection therewith, deposit any of the Collateral with any committee or depository upon such terms as the Secured Party may determine; (f) in its name or in the name of the Pledgor demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse notes, checks, drafts, money orders, documents of title or other evidences of payment, shipment


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or storage in the name of the Pledgor; (g) make any compromise or settlement deemed advisable with respect to any of the Collateral; (h) renew, extend, or otherwise change the terms and conditions of any of the Collateral or the Note;
(i) take or release any other collateral as security for any of the Collateral or the Note; 0) add or release any guarantor, indorser, surety or other party to any of the Collateral or the Note; (k) reduce its claim to judgment or foreclose or otherwise enforce the Security Interest, in whole or in part, by any available judicial procedure; (1) without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Pledgor or any other person (all of which are, to the extent permitted by law, hereby expressly waived), forthwith realize upon the Collateral or any part thereof, and may forthwith sell or otherwise dispose of or deliver the Collateral or any part thereof or interest therein, in one or more parcels at public or private sale or sales (it being understood and agreed that a sale of all the Collateral at once may adversely affect the price paid for the Collateral), on any national or regional exchange or recognized market (including without limitation on the New York Stock Exchange or in the over-the-counter market by a registered broker dealer at the current market price), broker's board or at the Secured Party's office or elsewhere, at such prices and on such terms including, but without limitation, a requirement that any purchaser of all or any part of the Collateral purchase the shares constituting the Collateral for investment without any intention to make any distribution thereof) as it may deem best (it being agreed that the sale of any part of the Collateral shall not exhaust Secured Party's power of sale, but sales may be made from time to time until all of the Collateral has been sold or until the Note has been paid in full without any intention to make any distribution thereof), for cash or on credit, or for future delivery without assumption of any credit risk, with the right of the Secured Party or any purchaser to purchase upon any such sale the whole or any part of the Collateral free from any right or equity of redemption in the Pledgor, which right or equity is hereby expressly waived and released, and at any such sale it shall not be necessary to exhibit the Collateral; (m) apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part thereof, and Pledgor hereby consents to any such appointment; (n) at its discretion, retain the Collateral in satisfaction of the Note whenever the circumstances are such that Secured Party is entitled to do so under the UCC or otherwise; (o) exercise any and all other rights it may have hereunder or under the UCC or otherwise; (p) buy the Collateral at any public sale; and (q) buy the Collateral at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations. Pledgor hereby grants to Secured Party an irrevocable proxy coupled with an interest to exercise as to such Collateral, upon the occurrence of an Event of Default, all rights, powers and remedies of an owner and all of the rights, powers and remedies hereinabove set forth, the proxy herein


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granted to exist until the Note has been paid and performed in full. The proceeds of any disposition of the Collateral or other action by the Secured Party shall be applied as follows:

                  (1) First, to the cost and expenses incurred in connection therewith or incidental thereto or to the care or safekeeping of any of the Collateral or in any way relating to the rights of the Secured Party hereunder, including reasonable attorneys' fees and legal expenses;

                  (2) Then, to the satisfaction of the Note in such order as the Secured Party may elect;

                  (3) Then, to the payment of any other amounts required by applicable law; and

                  (4) Then, to the Pledgor to the extent of any surplus proceeds.

         In addition to the rights and remedies granted to the Secured Party in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Note, the Secured Party shall have all rights and remedies of a secured party under the UCC. The Pledgor further agrees to waive and agrees not to assert any rights or privileges which it may acquire under the UCC with respect to collateral not owed by the debtor, and the Pledgor shall be liable for the deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay all amounts to which the Secured Party is entitled and the fees and expenses of any attorneys employed by the Secured Party to collect such deficiency. The Secured Party will be under no duty to exercise or to withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Secured Party in this Pledge Agreement and shall not be responsible for any failure to do so or delay in so doing.

         10. Laws and Agreements. Pledgor agrees that there may be legal and/or practical restrictions or limitations affecting Secured Party in attempting to dispose of certain portions of the Collateral and enforce its rights hereunder, because of the Securities Act of 1933, as amended, or any other laws or regulations, or for other reasons, including an order to obtain any required approval of the purchase or purchaser by any governmental regulatory agency or officers. For these reasons, Secured Party is hereby authorized by Pledgor, but not obligated, in the event of the occurrence of an Event of Default, to sell all or any part of the Collateral at private sale, subject to investment letter or in any other manner which will not require the Collateral, or any part thereof, to be registered in accordance with any laws or regulations, including but not limited to the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, or make it necessary to


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obtain any required approval of purchaser or the purchase by any governmental regulatory agency or officer, at the best price reasonably obtainable by Secured Party at such private sale or other disposition in the manner mentioned above. Secured Party is also hereby authorized by Pledgor, but not obligated, to take such actions, give such notices, obtain such consents and do such other things as Secured Party may deem necessary or appropriate in the event of sale or disposition of any of the Collateral. Pledgor understands that Secured Party may in its discretion approach a restricted number of potential purchasers and that a sale under such circumstances may yield a lower price for the Collateral, or any part or parts thereof, than would otherwise be obtainable if same were either offered to a large number of potential purchasers, or registered and sold in the open market. The Pledgor agrees (i) that at such private sale or sales, the Secured Party shall have the right to rely upon the advice and opinion of any member firm of a national securities exchange as to the best price reasonably obtainable upon such private sale thereof, and that such reliance shall be conclusive evidence that the Secured Party handled such matter in a commercially reasonable manner under applicable law, and (ii) that the Secured Party has no obligation to delay sale of any Collateral to permit the issuer thereof to register it for public sale under any applicable federal or state securities laws, and (iii) that the Secured Party shall not be liable or accountable to Pledgor, nor shall the Note be subject to any reduction by reason of the fact that the proceeds of sale subject to any such limitation or restriction are less than otherwise might have been obtained.

         11. Notification of Sale. Reasonable notification of the time and place of any public sale of the Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be sent to Pledgor and to any other person entitled under the UCC to notice; provided that if any of the Collateral threatens to decline speedily in value or is of the type customarily sold on a recognized market, Secured Party may sell or otherwise dispose of the Collateral without notification, advertisement, or other notice of any kind. It is agreed that notice sent or given not less than five (5) calendar days prior to the taking of the action to which the notice relates is reasonable notification and notice for the purposes of this paragraph.

         12. Satisfaction of Obligations. Upon the repayment in full of the Note and the satisfaction of all additional costs and expenses of the Secured Party as provided herein, this Pledge Agreement shall terminate, and the Secured Party shall deliver to the Pledgor, at the Pledgor's expense, such of the Collateral as shall not have been sold or otherwise applied pursuant to this Pledge Agreement.

         13. Duties of Secured Party. The Secured Party's duty with respect to any Collateral now or hereafter in the possession of the


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Secured Party is solely to use reasonable care in the custody and preservation of the Collateral. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation in the Collateral if the Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property, it being understood that the Secured Party shall not have any responsibility for ascertaining or taking action with respect to fixing or preserving rights against prior parties to the Collateral, calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral or for informing Pledgor of such matters whether or not the Secured Party has or is deemed to have any knowledge of such matters. The Secured Party shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties or to protect, perfect, preserve or maintain any security interest given to secure the Collateral. Secured Party shall never be liable for its failure to use due diligence in the collection of the Note, or any part thereof, or for its failure to give notice to the Pledgor of default in the payment of the Note, or any part thereof, or in the payment of or upon any security, whether pledged hereunder or otherwise. The Secured Party shall not be liable for a decline in the market value of the Collateral.

         14. Indemnification. The Pledgor hereby agrees to indemnity and to hold Secured Party harmless from and against any loss, claim, demand or expense (including attorneys' fees) by reason, or in any manner related to, the Collateral, including any such claim as may arise by reason of any alleged breach of warranty concerning the Collateral, by reason of the failure of the Pledgor to comply with any state or federal statute, rule, regulation, order or decree, or by reason of the Secured Party's efforts to enforce payment of the Note, including expenses incurred in satisfying any applicable securities and banking laws.

         15. Expenses. The Pledgor will upon demand pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Secured Party may incur in connection with (i) the administration of this Pledge Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Secured Party hereunder, or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof

         16. Security Interest Absolute. All rights of the Secured Party and the pledge and Security Interest hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional in all respects and shall not be released, diminished, impaired, or affected for any reason, including without limitation the occurrence of any one or more of the following events:


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         (a)      The taking or accepting of any other security or assurance for the Note;

         (b) Any change in the time, manner or place of payment of, or in any other term of the Note;

         (c) Any exchange, release, subordination, surrender, loss or non-perfection of any other collateral at any time existing in connection with the Note, or any release or amendment or waiver of or consent to departure from any guaranty, or other security for the Note;

         (d) Any neglect, delay, omission, failure, or refusal of the Secured Party to take or prosecute any action in connection with this Pledge Agreement or the Note;

         (e) The insolvency, bankruptcy, or lack of corporate power of the Pledgor; or

         (f) Any other circumstance which might otherwise constitute a defense available to a discharge of the Pledgor in respect of the obligations of the Pledgor in respect of this Pledge Agreement.

         17. Waivers. Except as otherwise required by the terms hereof or by applicable law, the Pledgor hereby waives all notices, including but not limited to demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices, and without further notice hereby consents to any and all renewals, extensions, amendments, modifications, indulgences, releases, subordinations, waivers or changes in the terms of the Note or this Pledge Agreement.

         18. Benefit. This Pledge Agreement shall be binding upon and inure to the benefit of Pledgor and Secured Party, and their respective heirs, legal representatives, successors and assigns; provided, that Pledgor may not, without the prior written consent of Secured Party, assign any rights, powers, duties or obligations hereunder.

         19. Remedies Cumulative. The rights and remedies provided herein and in the Note are cumulative and are in addition to and not exclusive of any rights or remedies provided by law, including, but without limitation, the rights and remedies of a secured party under the UCC.

         20. Amendment. This agreement may be amended only by written instrument signed by both parties.

         21. Course of Dealings. No course of dealing between the Pledgor and the Secured Party, nor any failure to exercise, nor any


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delay in exercising any right, power or privilege of, the Secured Party hereunder or under the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         22. Invalidity of Any Provision. The invalidity of any one or more phrases, sentences, clauses, paragraphs or sections hereof shall not affect the remaining portions of this Pledge Agreement, all of which are being inserted conditionally on their being held legally valid. In the event that any one or more of the phrases, sentences, clauses, paragraphs or sections contained herein should be invalid, or should operate to render this Pledge Agreement invalid, then this Pledge Agreement shall be construed as if such invalid phrase or phrases, sentence or sentences, clause or clauses, paragraph or paragraphs, or section or sections had not been inserted.

         23. Application of Payments. If at any time Pledgor's liabilities to the Secured Party are in the excess of the Pledgor's indebtedness to Secured Party under the Note, the Secured Party may, at its option, first apply all payments made to Pledgor or collected with respect to the Collateral, toward payment of Pledgor's liabilities in excess of that evidenced by the Note.

         24. Stock Powers. Secured Party shall hold the Collateral in the form in which it is delivered to it unless and until it is entitled under the terms hereof to register, to sell or to dispose of the same as hereinabove provided, in which event Pledgor hereby authorizes and irrevocably appoints the Secured Party as the Pledgor's Attorney-in-Fact to transfer such Collateral on the books of the issuer thereof, in whole or in part, to the name of the Secured Party or such other person or persons as the Secured Party may designate. The powers of attorney granted by, attached to, or pursuant to this Pledge Agreement and all authority hereby conferred, are made, granted and conferred subject to and in consideration of the interest of the Secured Party for the purpose of assuring payment of the Note. Accordingly, such powers of attorney shall be deemed coupled with an interest and irrevocable prior to the payment in full of the Note and shall not be terminated prior thereto or affected by any act of Pledgor, or any other person or by operation of law, including but not limited to, the dissolution, death, disability or incompetency of any person, determination of any trust, or the occurrence of any other event. If the Pledgor, the issuer of the Collateral or any other person should be dissolved or die or become disabled or incompetent, or an other event should occur before the payment in full of the Note such Attorney-in-Fact is nevertheless authorized to act under such powers of attorney as if such dissolution, death, disability or incompetency or other event had not occurred and regardless of notice thereof.


                                       12
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         25.      GOVERNING LAW. THIS PLEDGE AGREEMENT IS BEING EXECUTED AND
DELIVERED, AND IS INTENDED TO BE PERFORMED, IN THE STATE OF TEXAS, AND THE SUBSTANTIVE LAWS OF SUCH STATE SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT, UNLESS THE LAWS OF ANOTHER STATE REQUIRE THE APPLICATION OF THE LAWS OF SUCH STATE. THIS PLEDGE AGREEMENT IS PERFORMABLE IN DALLAS, TEXAS.

         26. Severability of Security. Pledgor hereby agrees that this Agreement may, upon request by the Secured Party, be substituted by five (5) new Pledge Agreements each securing one-fifth (1/5) of the Collateral secured hereby. Upon substitution of this Agreement with five (5) new Pledge Agreements, this Agreement will be marked to read "Substituted with Five (5) Pledge Agreements" and returned to Pledgor. At such time, Pledgor shall cause Medical Resource to issue five new stock certificates in equal amounts of shares to replace the Collateral.

         27. Notice. Any notice, request, demand, instruction or other communication to be given to either party hereunder, except those required to be delivered at Closing, shall be in writing, and shall be deemed to be given upon receipt, if hand delivered or delivered by express delivery service, or three
(3) days after deposit of such notice in registered or certified mail, return receipt requested (provided that any notice of termination shall be effective immediately upon deposit in registered or certified mail, return receipt requested), addressed as follows:

IF TO PLEDGOR:

JRG Investment Co., Inc.
Attn.:  Mr. James R. Gilley
4265 Kellway Circle
Dallas, TX  75244

IF TO SECURED PARTY:

M.S. HOLDING CO. CORP.
Attn.:  Mr. P. Terry Shumate
10670 N. Central Expressway, Suite 640
Dallas, Texas  75231

COPY TO:

Mark E. Bennett, Esq.
10670 N. Central Expressway, Suite 200
Dallas, Texas  75231

         The addresses and addressees for the purpose of this article may be changed by either party by giving notice of such change to the other party in the manner provided herein for giving notice. For the purpose of changing such addresses or addressees only,


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unless and until such written notice is received, the last address and addressee stated herein shall be deemed to continue in effect for all purposes.

         28. Supplement. Pledgor agrees to supplement this agreement with all reasonable documentation necessary to accomplish the intention of this agreement.

         IN WITNESS WHEREOF, the parties have executed this Pledge Agreement as of the day and year first above written.

                                           PLEDGOR:

                                           JRG INVESTMENT CO., INC.,
                                           a Nevada corporation

                                           By:   /s/ James R. Gilley
                                               ---------------------------------
                                               James R. Gilley,
                                               President

                                           SECURED PARTY:

                                           M.S. HOLDING CO. CORP., a
                                           Nevada corporation

                                           By:   /s/ F. Terry Shumate
                                               ---------------------------------
                                               F. Terry Shumate,
                                               Vice President


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